Exhibit 99.1

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY OLD FORGE BANK
SPECIAL MEETING OF SHAREHOLDERS March 19, 2009	For	Against	Abstain
The undersigned hereby appoints Michelene Pagnotti Kennedy and Michael L. Jake, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Special Meeting of the Shareholders of Old Forge Bank (the “Bank”), to be held at the Arcaro & Genell Restaurant & Banquet Facility, 443 South Main Street, Old Forge, Pennsylvania 18518, on Thursday, March 19, 2009 at 10:00 AM, local time, and any adjournments therof, and to vote all shares of the common stock of the Bank that the shareholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

1. The approval and adoption of the Agreement and Plan of Merger, dated as of December 5, 2008, by and between Penseco Financial Services Corporation, Penn Security Bank and Trust Company and Old Forge Bank, which provides for, among other things the merger of Old Forge Bank with and into Penn Security Bank and Trust Company, in a two-step transaction.
	☐	☐	☐
	For	Against	Abstain

2. The approval of the adjournment of the Special Meeting if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve and adopt the Plan of Merger.
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of a Notice of Meeting of Shareholders and of a Proxy Statement for the Special Meeting of Shareholders dated February 10, 2009, and hereby revokes any proxy or proxies heretofore given.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

Please be sure to date and sign this proxy card in the box below	Date
Sign above

Ç   Detach above card, sign, date and mail in postage paid envelope provided.   Ç
OLD FORGE BANK
   PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full titleas such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.